Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

THREE CONVENIENT WAYS TO VOTE YOUR PROXY.

You can vote your proxies over the Internet, by telephone or by fax – it’s easy and confidential.

INTERNET, TELEPHONE AND FAX VOTING ARE AVAILABLE 24 HOURS A DAY, SEVEN DAYS A WEEK.

If you are voting by Internet, telephone or fax, you should NOT mail your proxy card.

Vote by Internet:

•  Read the proxy statement and have your proxy card available.

•  Go to https://vote.proxy-direct.com and follow the on screen directions.

Vote by Telephone:

•  Read the proxy statement and have your proxy card available.

•  When you are ready to vote, call toll free 1-866-241-6192.

•  Follow the recorded instructions provided to cast your vote.

Vote by Fax:

•  Fax your executed proxy to us toll free at 1-888-796-9932 anytime.

If you have any questions or concerns, please call
1-XXX-XXX-XXXX from 9:00 a.m. to 11:00 p.m. EDT Monday through Friday, and Saturdays from 12:00 to 6:00 p.m.

You may receive additional proxies for other accounts.  These are not duplicates; you should sign and return each proxy in order for your votes to be counted.

Please detach at perforation before mailing.

Columbia Management	PROXY

SPECIAL MEETING OF SHAREHOLDERS to be held November 16, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES/DIRECTORS.  The undersigned hereby appoints Christopher L. Wilson, J. Kevin Connaughton and Michael G. Clarke, and each of them, with full power of substitution to each, to vote all shares at the Special Meeting of Shareholders to be held at One Financial Center, Boston, Massachusetts, on November 16, 2005 at 10:00 a.m. Eastern Time and at any and all adjournments, as specified herein and in accordance with their best judgment, on any other business that may properly come before the meeting.

Your vote is important, no matter how many shares you own.  Please vote on the reverse side of this proxy card and sign in the space(s) provided.  Return your completed proxy card in order for your votes to be counted.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-241-6192

Note: Please sign exactly as name or names appear hereon.  Joint owners should each sign personally.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Shareholder sign here

Co-owner sign here

Date	CNM_15317

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

FUNDS

Galaxy Government Money Market Fund

Galaxy Institutional Government Money Market Fund

Galaxy Institutional Treasury Money Market Fund

Galaxy Money Market Fund

Galaxy New York Municipal Money Market Fund

Galaxy Tax-Exempt Money Market Fund

Galaxy U.S. Treasury Money Market Fund

Please detach at perforation before mailing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR THE PROPOSAL LISTED BELOW.  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER’S BEST JUDGMENT AS TO ANY OTHER MATTER.

THE TRUSTEES/DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE PROPOSAL:

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example:

☐ To vote FOR all Funds on all Proposals mark this box. No other vote is necessary.

1.             To approve an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of each Fund to, and the assumption of all of the liabilities and obligations of, each Fund by a corresponding acquiring mutual fund (each, an “Acquiring Fund”) of Nations Funds Trust, in exchange for shares of the corresponding Acquiring Fund; (ii) the distribution of such shares to the shareholders of each of the Funds in complete liquidation of the Funds; and (iii) in the event that the reorganization of all series of The Galaxy Fund are effected, the deregistration of The Galaxy Fund as an investment company under the Investment Company Act of 1940, as amended, and The Galaxy Fund’s termination as a business trust under Massachusetts law.

	FOR	AGAINST	ABSTAIN
Galaxy Government Money Market Fund	☐	☐	☐
Galaxy Institutional Government Money Market Fund	☐	☐	☐
Galaxy Institutional Treasury Money Market Fund	☐	☐	☐
Galaxy Money Market Fund	☐	☐	☐
Galaxy New York Municipal Money Market Fund	☐	☐	☐
Galaxy Tax-Exempt Money Market Fund	☐	☐	☐
Galaxy U.S. Treasury Money Market Fund	☐	☐	☐